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                                                                     Exhibit 9.3

                                    AGREEMENT

                                  BY AND AMONG

                        THE COCA-COLA EXPORT CORPORATION
                                   BARLAN INC.
                               ATLANTIC INDUSTRIES
                         COCA-COLA OVERSEAS PARENT LTD.
                        REFRESHMENT PRODUCT SERVICES INC.

                                       AND

                              KAR-TESS HOLDING S.A.
                                   BOVAL S.A.
                                  SOCOMEX S.A.

                                 AUGUST 7, 2003



     WHEREAS the Parties have entered into a Shareholders' Agreement dated November 3, 1999 (hereinafter "the Shareholders' Agreement").

     WHEREAS the Parties have agreed to extend the duration of this Shareholders' Agreement and to amend certain of its provisions.

NOW THEREFORE, the Parties have agreed the following:

1. As of the date hereof the following Sections of the Shareholders' Agreement shall read as follows:

2.   Section 3.3:

     3.3  ACQUISITION OF SHARES

          The KO Group hereby agrees to give notice in writing to the Kar-Tess Group at least 10 business days in advance of any proposed acquisition of the Company's securities by any of the entities comprising the KO Group or by any of the Affiliates of KO Group, and the Kar-Tess Group hereby agrees to give notice in writing to the KO Group at least 10 business days in advance of any proposed acquisition of the Company's securities by any of the entities comprising the Kar-Tess Group or by any of the Affiliates of the Kar-Tess Group. Notwithstanding the preceding sentence, any KO Group Shareholder may transfer Company Shares to any other KO Group Shareholder and any Kar-Tess Shareholder may transfer Company Shares to any other Kar-Tess Shareholder, without advance notice. The KO Group and the Kar-Tess Group agree not to

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     disclose, directly or indirectly, to any third party any confidential or non-public information communicated pursuant to this Section 3.3.


3. In Section 4.1 a subsection (d) shall be inserted, which shall read as follows:

     (d) The Shareholders shall further ensure that in case of a tied vote of the Board of Directors, the Chairman of the Board of Directors shall have the casting and deciding vote.

4.   4. Section 7:


                                    SECTION 7
                                   TERMINATION

5.   Termination

          7.1 This Agreement shall terminate, and the Shareholders shall be released of their respective obligations hereunder (a) at such time as the Shareholders agree in writing to terminate this Agreement, or (b) if Hellenic ceases to exist. Either Shareholder may terminate this Agreement on three months' written notice to the other Shareholder at any time after December 31, 2008.

          7.2 In the event that a Shareholder breaches this Agreement the other Shareholder shall be entitled to terminate this Agreement with immediate effect.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.


THE COCA-COLA EXPORT CORPORATION                  KAR-TESS HOLDING  S.A.


BY:  /s/ Gary P. Fayard                           BY:  /s/ Leonidas Georgopoulos
     ------------------                                -------------------------
       Gary P. Fayard                                    Leonidas Georgopoulos

BARLAN, INC.                                      BOVAL S.A.


BY:  /s/ Connie D. Mc Daniel                      BY:  /s/ Leonidas Georgopoulos
     -----------------------                           -------------------------
       Connie D. McDaniel                                Leonidas Georgopoulos





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ATLANTIC INDUSTRIES                               SOCOMEX S.A.


BY:  /s/ Steve M. Whaley                          BY:  /s/ Leonidas Georgopoulos
     -------------------                               -------------------------
       Steve M. Whaley                                   Leonidas Georgopoulos


COCA-COLA OVERSEAS PARENT LTD.


BY:  /s/ Sharon R. B. Case
     ---------------------
         Sharon R. B. Case







REFRESHMENT PRODUCT SERVICES INC.


BY:  /s/ David M. Taggart
     ---------------------
         David M. Taggart